AMENDED AND RESTATED
CREDIT AGREEMENT

THIS AMENDED AND RESTATED CREDIT AGREEMENT ("Credit Agreement") is made and entered into as of May 9, 1996, by and between NORTH ATLANTIC TECHNOLOGIES, INC., a Minnesota corporation (the "Borrower"), whose address is 8120 Penn Avenue South, Suite 435, Minneapolis, Minnesota 55431, and FIRST BANK NATIONAL ASSOCIATION, a national banking association (the "Lender"), whose address is First Bank Place, 601 Second Avenue South, Minneapolis, Minnesota 55402.

RECITALS

FIRST: North Atlantic Technologies, Inc., a Minnesota corporation ("Borrower") and the Lender are parties to a credit agreement dated as of December 21, 1987 ("Original Agreement"). Pursuant to the terms of the Original Agreement the Lender agreed to extend on a revolving credit basis sums to Borrower. The Original Agreement was amended by a First Amendment to Credit Agreement dated April 13, 1990, a Second Amendment to Credit Agreement dated June 18, 1991, a Third Amendment to Credit Agreement dated September 25, 1991, a Fourth Amendment to Credit Agreement dated December 30, 1991, a Fifth Amendment to Credit Agreement dated June 26, 1992, a Sixth Amendment dated as of December 29, 1992, a Seventh Amendment dated as of August 31, 1993, an Eighth Amendment dated October 25, 1993, a Ninth Amendment dated August 31, 1994, a Tenth Amendment to Credit Agreement dated March 28, 1995, an Eleventh Amendment to Credit Agreement dated May 8, 1995, an Eleventh Amendment dated August 31, 1995, and a Twelfth Amendment dated October 31, 1995.

SECOND: Borrower's loans are secured by an attached and perfected security interest in all of Borrower's inventory, accounts, equipment, general intangibles, proceeds and products thereof. In addition, Willis D. Heim, shareholder of the Borrower, has guaranteed all obligations of the Borrower pursuant to a Guaranty dated December 21, 1987. In addition, the Borrower's loans are secured pursuant to the terms of a Pledge Agreement dated December 21, 1987 by Willis D. Heim pledging certain financial assets including securities to the Lender.

THIRD: On February 1, 1996 Borrower filed a petition for relief under Chapter 11 of Title 11 of the United States Code, and pursuant to an order confirming the Borrower's Plan of Reorganization dated April 19, 1996, Borrower was restored to its property and assets pursuant to 11 U.S.C. 1141. Borrower and Lender agreed to amend and restate the terms of the Original Agreement as set forth in the confirmed Plan and to extend new credit to Borrower pursuant to the Plan and this Credit Agreement.

NOW, THEREFORE, for and in consideration of the loans and advances to be made by the Lender to the Borrower hereunder, the mutual covenants, promises and agreements contained herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Lender agree as follows:

DEFINITIONS

The following terms when used in this Credit Agreement shall, except where the context otherwise requires, have the following meanings both in the singular and plural forms thereof:

"Account" means any right of the Borrower to payment for goods sold or services rendered.

"Advance" means any advance by the Lender made under the Revolving Credit Commitment. (The face amount of any letter of credit, and the converted face amount of any letter of credit issued in foreign currency using the conversion rates applied by the Lender, issued by the Lender for the account of the Borrower shall be deemed an Advance hereunder).

"Affiliate" means any corporation, association, partnership, joint venture or other business entity directly or indirectly controlling or controlled by, or under direct or indirect common control of, the Borrower or any of its Subsidiaries.

"Borrower" means North Atlantic Technologies, Inc., a Minnesota corporation.

"Borrowing Base" means so many of the shares of the stock owned by Willis D. Heim traded on the New York Stock Exchange which have an aggregate value as of the date hereof equal to $2,357,142.85 (which stock shall be transferred to Heim's account number 10-603730 as of the date hereof).

"Business Day" means any day on which the Lender is open for the transaction of business of the kind contemplated by this Credit Agreement.

"Collateral" means all of the assets of the Borrower or any other party in which the Lender holds a security interest pursuant to any of the Loan Documents.

"Credit Agreement" means this Credit Agreement, as originally executed and as may be amended, modified, supplemented, or restated from time to time by written agreement between the Borrower and the Lender.

"Current Assets" means, at any date, the aggregate amount of all assets of the Borrower that are classified as current assets in accordance with GAAP.

"Current Liabilities" means, at any time, the aggregate amount of all liabilities of the Borrower that are classified as current liabilities in accordance with GAAP (including taxes and other proper accruals and the matured portion of any indebtedness).

"Debt" means (i) all items of indebtedness or liability that, in accordance with GAAP, would be included in determining total liabilities as shown on the liabilities side of a balance sheet as of the date on which such Debt is to be determined; (ii) indebtedness secured by any mortgage, pledge, lien or security interest existing on property owned by the Person whose Debt is being determined, whether or not the indebtedness secured thereby shall have been assumed; and (iii) guaranties, endorsements (other than for purposes of collection in the ordinary course of business) and other contingent obligations in respect of, or to purchase or otherwise acquire, indebtedness of others.

"Default" means any event which if continued uncured would, with notice or lapse of time or both, constitute an Event of Default.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended and as may be further amended from time to time, and the rules and regulations promulgated thereunder by any governmental agency or authority, as from time to time in effect.

"Event of Default" means any event of default described in Section 8 hereof."GAAP" means the generally accepted accounting principles in the United States in effect from time to time including, but not limited to, Financial Accounting Standards Board (FASB) Standards and Interpretations, Accounting Principles Board (APB) Opinions and Interpretations, Committee on Accounting Procedure (CAP) Accounting Research Bulletins, and certain other accounting principles which have substantial authoritative support.

"Guarantor" means Willis D. Heim.

"Guaranty" means the Restated Guaranty, of even date herewith, executed by the Guarantor in favor of the Lender, as originally executed and as may be amended, modified or supplemented from time to time by written agreement between the Guarantor and the Lender.

"Index Rate" means the variable annual rate that will always be equal to the rate calculated by the Lender from time to time as its One Month Reserve Adjusted Certificate of Deposit Rate.

"Lender" means First Bank National Association, a national banking association, its successors and assigns.

"Lien" means any lien, security interest, pledge, mortgage, statutory or tax lien, or other encumbrance of any kind whatsoever (including without limitation, the lien or retained security title of a conditional vendor), whether arising under a security instrument or as a matter of law, judicial process or otherwise or by an agreement of the Borrower to grant any lien or security interest or to pledge, mortgage or otherwise encumber any of its assets.

"Loan Documents" means this Credit Agreement, the Revolving Credit Note, the Term Note, the Security Agreement, the Pledge Agreement, and the Guaranty, and such other documents as the Lender may reasonably require as security for, or otherwise may be executed in connection with, any loan hereunder, all as originally executed and as may be amended, modified or supplemented from time to time by written agreement between the parties thereto.

"Material Adverse Occurrence" means any occurrence which materially adversely affects the present or prospective financial condition or operations of the Borrower, or which impairs the ability of the Borrower to perform its obligations under the Loan Documents.

"Maturity" of the Revolving Credit Note means the earlier of (a) the date on which the Revolving Credit Note becomes due and payable upon the occurrence of an Event of Default; or (b) the Termination Date.

"Net Worth" means the aggregate of capital and surplus (and subordinated Debt) of the Borrower, all determined in accordance with GAAP.

"Notes" means the Revolving Credit Note and Term Note.

"Person" means any natural person, corporation, firm, association, government, governmental agency or any other entity, whether acting in an individual fiduciary or other capacity.

"Pledge Agreement" means the Restated Pledge Agreement, of even date herewith, executed by Willis D. Heim ("Pledgor") in favor of the Lender, as originally executed and as may be amended, modified or supplemented by written agreement between the Pledgor and the Lender.

"Regulatory Change" means any change after the date hereof in any (or the adoption after the date hereof of any new) (a) Federal or state law or foreign law applying to the Lender; or (b) regulation, interpretation, directive or request (whether or not having the force of law) applying or in the reasonable opinion of the Lender applicable to, the Lender of any court or governmental authority charged with the interpretation or administration of any law referred to in clause (a) of this definition or of any fiscal, monetary, or other authority having jurisdiction over the Lender.

"Revolving Credit Commitment" means the sum of One Million One Hundred Fifty Thousand and No/100 Dollars ($1,150,000.00), as reduced from time to time pursuant to the terms of this Credit Agreement, or the Lender's obligation to extend Advances to the Borrower under Section 2, as the context may require.

"Revolving Credit Loan" means, at any date, the aggregate amount of all Advances made by the Lender to the Borrower pursuant to Section 2 hereof.

"Revolving Credit Note" means the Revolving Credit Promissory Note of even date herewith in the original principal amount of One Million One Hundred Fifty Thousand and No/100 Dollars ($1,150,000.00) made by the Borrower payable to the order of the Lender, together with all extensions, renewals, modifications, substitutions and changes in form thereof effected by written agreement between the Borrower and the Lender.

"Security Agreement" means the Amended and Restated Security Agreement, of even date herewith, executed by Borrower in favor of the Lender, as originally executed and as may be amended, modified or supplemented from time to time by written agreement between Borrower and the Lender.

"Subsidiary" means any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by the Borrower and/or one or more Subsidiary or Affiliate.

"Termination Date" of the Revolving Credit Note means the earlier of (a) June 1, 1997; or (b) the date upon which the obligation of the Lender to make Advances is terminated pursuant to Section 2.8.

"Term Loan" means the loan evidenced by the Term Note.

"Term Note" means the Term Promissory Note of even date herewith in the original principal amount of Five Hundred Thousand and No/100 Dollars ($500,000.00), made by the Borrower payable to the order of the Lender, together with all extensions, renewals, modifications, substitutions and changes in form thereof effected by written agreement between the Borrower and the Lender.

THE REVOLVING CREDIT LOAN

Commitment for Revolving Credit. The Revolving Credit Commitment shall initially be in the amount of $1,150,000; provided however, that the Revolving Credit Commitment shall be reduced from time to time as follows: (1) the Revolving Credit Commitment automatically shall be reduced by $25,000 on the last day of each calendar month beginning on July 31, 1996; and (2) in the event that the Revolving Credit Commitment shall exceed on any given date an amount equal to seventy percent (70%) of the Borrowing Base less the amount of all outstanding principal and past-due interest owing under the Term Note, then the Revolving Credit Commitment automatically shall be reduced to such amount. Subject to the Conditions of Lending set forth in Section 4 hereof and as long as no Event of Default has occurred hereunder, the Lender agrees to make Advances to the Borrower from time to time from the date of this Credit Agreement through the Termination Date, provided, however, that the Lender shall not be obligated to make any Advance if, after giving effect to such Advance, the aggregate outstanding principal amount of all Advances would exceed the Revolving Credit Commitment as reduced from time to time. Within the limits set forth above, the Borrower may borrow, repay and reborrow amounts under the Revolving Credit Note.

Purpose of Loan/Use of Proceeds. The Borrower will use the proceeds of any Advance hereunder for general working capital.

The Revolving Credit Note. All Advances shall be evidenced by, and the Borrower shall repay such Advances to the Lender in accordance with, the terms of the Revolving Credit Note, including without limitation the provision of the Revolving Credit Note that the principal amount payable thereunder at any time shall not exceed the then unpaid principal amount of all Advances made by the Lender.

Records of Advances and Payments. The Borrower hereby irrevocably authorizes the Lender to make or cause to be made, at or about the time each Advance is made by the Lender, an appropriate notation on the Lender's records of the principal amount of such Advance; and the Lender shall make or cause to be made, on or about the time a payment of any principal or interest of the Revolving Credit
Note is received, an appropriate notation of such payment on its records. The aggregate amount of all unpaid Advances set forth on the records of the Lender shall be rebuttable presumptive evidence of the principal amount owing and unpaid on the Revolving Credit Note.

Interest on the Revolving Credit Note.

The Borrower agrees to pay interest on the outstanding principal amount of the Revolving Credit Note at a variable rate from the date thereof until paid in full at the Index Rate plus One and Three-Quarters percent (1.75%).

Interest accrued on the Revolving Credit Note through Maturity shall be payable on the first day of each calendar month, commencing June 1, 1996 and at Maturity. Interest accrued after Maturity shall be payable upon demand.

No provision of this Credit Agreement or the Revolving Credit Note shall require the payment or permit the collection of interest in excess of the rate permitted by applicable law.

All computation of interest on the outstanding principal amount of the Revolving Credit Note shall be computed on the basis of a year comprised of 360 days, but charged for the actual number of days elapsed. Each change in the interest rate payable on the Revolving Credit Note due to a change in the Index Rate shall take place simultaneously with the corresponding change in the Index Rate. Whenever any payment to be made by or to the Lender or other holder(s) of the Revolving Credit Note shall otherwise be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in computing the fees or interest payable on such next succeeding Business Day.

Manner of Borrowing. The Borrower shall give the Lender written or telephonic notice of each requested Advance by not later than 1:00 p.m. (Minneapolis time) on the date such Advance is to be made, provided that the Borrower shall forward to the Lender within three (3) Business Days of any such telephone notice, written confirmation thereof. Each Advance shall be deposited to the Borrower's account no. 116401271246 with the Lender.

Payments. Any other provision of this Credit Agreement to the contrary notwithstanding, the Borrower shall make all payments of interest on and principal of the Revolving Credit Note in immediately available funds to the Lender at its office shown on the first page hereof. The Borrower authorizes the Lender to charge from time to time against the Borrower's account no. 116401271246 with the Lender any payments when due.

Termination. The obligation of the Lender to make Advances shall terminate:

Upon receipt by the Lender of thirty (30) days' written notice of termination from the Borrower given at any time when no amount is outstanding under the Revolving Credit Note; Immediately and without further action upon the occurrence of an Event of Default of the nature referred to in Subsection 8.1(c); orImmediately when any Event of Default (other than one of the nature specified in Subsection 8.1(c)) shall have occurred and be continuing and either
(i) the Lender shall have demanded payment of the Revolving Credit Note or (ii) the Lender shall elect by giving notice to Borrower.

Mandatory Prepayment. In the event that the outstanding balance under the Revolving Credit Note exceeds the Revolving Credit Commitment as reduced from time to time, the Lender shall give the Borrower notice of such excess amount and the Borrower shall immediately reduce the amount of outstanding Advances to less than or equal to the Revolving Credit Commitment (or execute and deliver to the Lender such documents necessary to pledge, assign, or grant the Lender a security interest in, such additional Collateral acceptable to the Lender with a collateral value equal to or greater than the amount of the excess of the outstanding Advances over the Revolving Credit Commitment).

Security. The indebtedness, liabilities and other obligations of the Borrower to the Lender under the Revolving Credit Note and this Credit Agreement are secured by, inter alia, security interests granted pursuant to the Security Agreement and Pledge Agreement.

THE TERM LOAN

Term Loan. Subject to the Conditions of Lending set forth in Section 4, the Lender agrees to loan funds to the Borrower, in a single advance, in the maximum principal amount of Five Hundred Thousand and No/100 Dollars ($500,000.00). Purpose of Loan/Use of Funds. The Borrower shall use the Term Loan for general working capital purposes.

The Term Note. To evidence the loan made by the Lender to the Borrower hereunder, the Borrower has executed and delivered to the Lender the Term Note. The Borrower agrees to pay to the Lender amounts outstanding under the Term Note in installments as set forth in said note, with all outstanding principal and accrued interest due and payable May 1, 2001.

Interest on the Term Note.

The Borrower agrees to pay interest on the unpaid principal balance of the Term Note outstanding from time to time at a variable annual rate equal to the Index Rate plus One and Three-Quarters percent (1.75%).

Payments of principal and interest on amounts outstanding under the Term Note shall be payable according to the terms of the Term Note.

No provision of this Credit Agreement or the Term Note shall require the payment or permit the collection of interest in excess of the rate permitted by applicable law.

All computation of interest on the outstanding principal amount of the Term Note shall be computed on the basis of a year comprised of 360 days, but charged for the actual number of days elapsed. Each change in the interest rate payable on the Term Note due to a change in the Index Rate shall take place simultaneously with the corresponding change in the Index Rate. Whenever any payment to be made by or to the Lender or other holder(s) of the Term Note shall otherwise be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in computing the fees or interest payable on such next succeeding Business Day.

Voluntary Prepayments. The Borrower may prepay the principal of the Term Note in whole or in part, at any time, without premium or penalty. Each such prepayment shall be accompanied by the interest accrued on the amount so prepaid to the date of the prepayment. Each principal prepayment shall be applied to the payment of periodic installments on the Term Note in the inverse order of their maturity.

Payments. Any other provision of this Credit Agreement to the contrary notwithstanding, the Borrower shall make all payments of interest on and principal of the Term Note in immediately available funds to the Lender at its office shown on the first page hereof. The Borrower authorizes the Lender to charge from time to time against the Borrower's account no. 116401271246 with the Lender any payments when due.

Security. The indebtedness, liabilities and other obligations of the Borrower to the Lender under the Term Note and this Credit Agreement are secured by, inter alia, security interests granted pursuant to the Security Agreement and the Pledge Agreement.

CONDITIONS OF LENDING

Conditions Precedent. This Credit Agreement and the Lender's obligations hereunder are subject to receipt by the Lender of the following, each to be in form and substance satisfactory to the Lender, unless the Lender waives receipt of any of the following in writing: This Credit Agreement and the Notes each appropriately completed and duly executed by the Borrower;

The Security Agreement and corresponding financing statement(s) appropriately completed and duly executed by Borrower;

The Pledge Agreement appropriately completed and duly executed by Willis D. Heim, together with the original certificates evidencing the pledge stock and a stock power executed in blank for each such certificate;

The Guaranty appropriately completed and duly executed by the Guarantor;

A current UCC secured transaction search, federal and state tax lien search, judgment and bankruptcy search, reflecting results satisfactory to the Lender, on Borrower from the appropriate filing offices as required by the Lender;

A Certificate of Good Standing for the Borrower issued by the Secretary of State in all states where the Borrower is qualified to do business;

A copy of the Borrower's Bylaws, together with all amendments, certified by the Secretary of the Borrower to be a true and correct copy thereof;

A copy of the Articles of Incorporation of the Borrower, together with all amendments, certified by the Secretary of State of the state of the Borrower's incorporation to be a true and correct copy thereof;

A certified copy of the resolutions of the Board of Directors of the Borrower authorizing or ratifying the transactions contemplated hereby, and the execution, delivery and performance of the Loan Documents, and designating the officers authorized to execute the Loan Documents to which the Borrower is a party and to perform the obligations of the Borrower thereunder;

A certificate of the Secretary of the Borrower certifying the names of the officers authorized to execute the Loan Documents, together with a sample of the true signature

A favorable opinion of counsel for the Borrower, satisfactory to the Lender, as to the matters set forth in Subsections 5.1, 5.2, and 5.3, and other matters as requested by the Lender, satisfactory to the Lender and its counsel;

The Borrower shall have paid to the Lender all of the fees and expenses required by the Lender pursuant to Section 9.3 of this Credit Agreement;

Policies or certificates of insurance evidencing insurance coverage required under this Credit Agreement and any other of the Loan Documents; and

Such other documents, information and actions as the Lender may reasonably request.

Conditions Precedent to all Loans and Advances. The obligation of the Lender to make any loan or Advance hereunder, including the initial loans and Advances, is subject to the satisfaction of each of the following, unless waived in writing by the Lender:

The representations and warranties set forth in Section 5 are true and correct in all material respects on the date hereof and on the date of any loan or Advance.

No Default or Event of Default shall have occurred and be continuing.

No litigation, arbitration or governmental investigation or proceeding shall be pending, or, to the knowledge of the Borrower, threatened, against the Borrower or affecting the business or operations of the Borrower which was not previously disclosed to the Lender and which, if determined adversely to the Borrower, would have a material adverse effect on the operation or financial condition of the Borrower.

No Default or Event of Default shall result from the making of any such loan or Advance.

No Material Adverse Occurrence shall have occurred and be continuing.

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lender as follows:

Organization, etc. The Borrower is a corporation validly organized and existing and in good standing under the laws of the State of Minnesota, has full power and authority to own its property and conduct its business substantially as presently conducted by it and is duly qualified to do business and is in good standing as a foreign corporation in each other jurisdiction where the nature of its business makes such qualification necessary. The Borrower has full power and authority to enter into and perform its obligations under the Loan Documents and to obtain the loans and Advances hereunder.

Due Authorization. The execution, delivery and performance by the Borrower of the Loan Documents (1) have been duly authorized by all necessary corporate action, (2) do not require any approval or consent of, or any registration, qualification or filing with, any governmental agency or authority or any approval or consent of any other Person (including, without limitation, any stockholder), (3) do not and will not conflict with, result in any violation of, or constitute any default under, any provision of the Borrower's Articles of Incorporation or bylaws, or any agreement binding on or applicable to the Borrower or any of its property, or any law or governmental regulation or court decree or order binding upon or applicable to the Borrower or of any of its property, and (4) will not result in the creation or imposition of any Lien on any of its property pursuant to the provisions of any agreement binding on or applicable to the Borrower or any of its property except pursuant to the Loan Documents.

Validity of the Loan Documents. The Loan Documents to which the Borrower is a party are the legal, valid and binding obligations of the Borrower and are enforceable in accordance with their terms, subject only to bankruptcy, insolvency, reorganization, moratorium or similar laws, rulings or decisions at the time in effect affecting the enforceability of rights of creditors generally and to general equitable principles which may limit the right to obtain equitable remedies.

Financial Information. The financial statements of the Borrower furnished to the Lender have been and will be prepared in accordance with GAAP consistently applied by the Borrower and present fairly the financial condition of the Borrower as of the dates thereof and for the periods covered thereby. The Borrower is not aware of any contingent liabilities or obligations which would, upon becoming non-contingent liabilities or obligations, be a Material Adverse Occurrence. Since the date of the most recent such statements, neither the condition (financial or otherwise), the business nor the properties of the Borrower have been materially and adversely affected in any way.

Litigation, Other Proceedings. Except as previously disclosed to and approved of in writing by the Lender, there is no action, suit or proceeding at law or equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, pending, or to the knowledge of the Borrower threatened, against the Borrower or any of its property, which, if determined adversely would be a Material Adverse Occurrence; and the Borrower is not in default with respect to any final judgment, writ, injunction, decree, rule or regulation of any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, where such default would be a Material Adverse Occurrence.

Title to Assets. Except for Liens permitted by Section 7.2, the Borrower has good and marketable title to all of its assets, real and personal.

Lien Priority. The Liens created by the Security Agreement are attached and first, perfected Liens on the Collateral.

Guarantees and Indebtedness. Except as disclosed on financial statements of the Borrower furnished to the Lender, the Borrower is not a party to any contract of guaranty or suretyship and none of its assets is subject to any contract of that nature and the Borrower is not indebted to any other party, except the Lender.

Margin Stock. No part of any loan or Advance hereunder shall be used at any time by the Borrower to purchase or carry margin stock (within the meaning of Regulation U promulgated by the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any margin stock. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purposes of purchasing or carrying any such margin stock. No part of the proceeds of any loan or Advance hereunder will be used by the Borrower for any purpose which violates, or which is inconsistent with, any regulations promulgated by the Board of Governors of the Federal Reserve System. Taxes. The Borrower has filed all federal, state and other income tax returns which are required to be filed through the date of this Credit Agreement, and has paid all taxes as shown on said returns, and all taxes due or payable without returns and all assessments received to the extent such taxes and assessments have become due. All tax liabilities of the Borrower are adequately provided for on its books, including interest and penalties. No income tax liability of a material nature has been asserted by taxing authorities for taxes in excess of those already paid. The Borrower has made all required withholding deposits.

Accuracy of Information. All factual information furnished by or on behalf of the Borrower to the Lender for purposes of or in connection with this Credit Agreement or any transaction contemplated by this Credit Agreement is, and all other such factual information furnished by or on behalf of the Borrower to the Lender in the future, will be true and accurate in every material respect on the date as of which such information is dated or certified. No such information contains any material misstatement of fact or omits any material fact or any fact necessary to prevent such information from being misleading.

Material Agreements. The Borrower is not a party to any agreement or instrument or subject to any restriction that materially and adversely affects its business, property or assets, operations or condition (financial or otherwise) which are not reflected on the Borrower's Form 10-KSB for the period ended December 31, 1995.

Defaults. Other than defaults preceding or relating to the Borrower's chapter 11 bankruptcy case, Bky No. 3-96-526, which defaults are addressed by the Borrower's confirmed plan of reorganization, the Borrower is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any: (a) agreement to which the Borrower is a party, which default might have a material adverse effect on the business, properties or assets, operations, or condition (financial or otherwise) of the Borrower; or
(b) instrument evidencing any indebtedness or under any agreement relating to such indebtedness.

ERISA. (a) No Reportable Event has occurred and is continuing with respect to any Plan; (b) the Pension Benefit Guaranty Corporation, or any successor entity, has not instituted proceedings to terminate any Plan; and (c) each Plan of the Borrower has been maintained and funded in all material respects in accordance with its terms and with ERISA. All undefined capitalized terms used in this Section shall have the meanings ascribed to them in ERISA.

Survival of Representations. All representations and warranties contained in this Section 5 shall survive the delivery of the Notes and the making of the loans and Advances evidenced thereby and any investigation at any time made by or on behalf of Lender shall not diminish its rights to rely thereon.

AFFIRMATIVE COVENANTS

As long as there remains any amount outstanding under the Notes, or the Lender has any obligation to make Advances under the Revolving Loan Commitment, the Borrower shall, unless waived in writing by the Lender:

Financial Statements and Reports. Furnish to the Lender, at the times set forth below, the following financial statements, reports and information:

As soon as available, but in any event within ninety (90) days after each fiscal year end, audited financial statements of the Borrower including without limitation a balance sheet, income statement and sources of income certified by certified public accountants satisfactory to the Lender to have been prepared in accordance with GAAP consistently applied;

As soon as available, but in any event within forty-five (45) days after the last day of each quarterly fiscal period unaudited financial statements of the Borrower consisting of a balance sheet and statement of income and surplus statement dated as of the last Business Day of such quarterly fiscal period in form and detail as reasonably required by the Lender certified by the chief financial officer of the Borrower to have been prepared from the records of the Borrower on the basis of accounting principles consistently applied by the Borrower;

Promptly provide the Lender from time to time with personal financial statements of the Guarantor, in form and substance acceptable to the Lender, at least once every 12 months and as otherwise requested by the Lender; and provide the Lender, in form and substance acceptable to the Lender, within 15 days after the same are filed with the United States Internal Revenue Service, the annual federal income tax return of the Guarantor, including all schedules, attachments, and amendments thereto; and provide the Lender from time to time with such other information respecting the condition (financial and otherwise), business, and property of the Guarantor as the Lender may request, in form and substance acceptable to the Lender;

As soon as available, copies of all regular and periodic financial reports and statements which the Borrower shall file with the Securities and Exchange Commission (or any governmental authority succeeding to any of its functions), or provide to its stockholders or any national securities exchange;

Forthwith upon any officer of the Company obtaining knowledge of any condition or event which constitutes an Event of Default or an unmatured Event of Default, a certificate specifying the nature and period of existence thereof and what action the Company has taken or is taking or proposes to take with respect thereto; and

Such other information concerning the business, operations and condition (financial or otherwise) of the Borrower and the Guarantor as the Lender may reasonably request.

Maintenance of Corporate Existence. Maintain and preserve its corporate existence.

Taxes. Pay and discharge as the same shall become due and payable, all taxes, assessments and other governmental charges and levies against or on any of its property, as well as claims of any kind which, if unpaid, might become a Lien upon any of its properties, unless such tax, levy, charge assessment or Lien is being contested in good faith by the Borrower and is supported by an adequate book reserve. The Borrower shall make all required withholding deposits.

Notices.  As soon as practicable, give notice to the Lender of:

The commencement of any litigation relating to the Borrower involving claimed damages in excess of $25,000.00 or relating to the transactions contemplated by this Credit Agreement;

The commencement of any material arbitration or governmental proceeding or investigation not previously disclosed to the Lender which has been instituted or, to the knowledge of the Borrower, is threatened against the Borrower or its property which, if determined adversely to the Borrower, would have a material adverse effect on the business, operations or condition (financial or otherwise) of the Borrower;

Any Reportable Event or "prohibited transaction" or the imposition of a Withdrawal Liability, all within the meaning of ERISA, in connection with any Plan and, when known, any action taken by the Internal Revenue Service, Department of Labor or Pension Benefit Guaranty Corporation with respect thereto, and any adverse development which occurs in any litigation, arbitration or governmental investigation or proceeding previously disclosed to the Lender which if determined adversely to the Borrower would constitute a Material Adverse Occurrence; and Any Default or Event of Default under this Credit Agreement.

Compliance with Laws. Carry on its business activities in substantial compliance with all applicable federal or state laws and all applicable rules, regulations and orders of all governmental bodies and offices having power to regulate or supervise its business activities. The Borrower shall maintain all material rights, liens, franchises, permits, certificates of compliance or grants of authority required in the conduct of its business.

Books and Records. Keep books and records reflecting all of its business affairs and transactions in accordance with GAAP consistently applied and permit the Lender, and its representatives, at reasonable times and intervals, to visit all of its offices, discuss its financial matters with officers of the Borrower and its independent public accountants (and by this provision the Borrower authorizes its independent public accountants to participate in such discussions) and examine any of its books and other corporate records.

Insurance. Procure and maintain with financially sound and reputable insurers, insurance with respect to the Collateral and its other property against damage and loss by theft, fire, collision (in the case of motor vehicles) and such other risks as are required by the Lender in an amount equal to the fair market value thereof and, in any event, in an amount sufficient to avoid the application of any coinsurance provisions, and naming the Lender as loss payee. The Borrower shall also procure and maintain other such insurance including workers compensation insurance, liability and business interruption insurance, and other insurance as the Lender may require and/or that may be required under any of the Loan Documents, all in such amounts as may be required by the Lender. Policies of all such insurance shall contain an agreement by the insurer to provide the Lender thirty (30) days prior written notice of cancellation and an agreement that the Lender's interest shall not be impaired or invalidated by any act or neglect of the Borrower nor by the occupation of properties owned or leased by the Borrower or other properties wherein the Collateral is located for purposes more hazardous than those permitted by such policies. The Borrower shall provide evidence of such insurance and the policies of insurance or copies thereof to the Lender upon request.

Maintain Property. Maintain and keep its assets, property and equipment in good repair, working order and condition and from time to time make or cause to be made all needed renewals, replacements and repairs.

Conduct of Business. Continue to engage primarily in the business being conducted on the date of this Credit Agreement.

Field Audits. Permit the Lender and its agents and representatives, to conduct an annual business survey of the Borrower and audits of the Collateral from time to time as the Lender deems necessary, all at the Borrower's expense.

Further Assurances. The Borrower agrees upon reasonable request by the Lender to execute and deliver such further instruments, deeds and assurances, including financing statements under the Uniform Commercial Code of Minnesota and/or any other relevant states, and to do such further acts as may be necessary or proper to carry out more effectively the purposes of this Credit Agreement and the Loan Documents and, without limiting the foregoing, to make subject to the liens and security interests of the Security Agreement and any other of the Loan Documents any property agreed to be subjected, or intended to be subject, or covered by the granting clauses of the Security Agreement or such other of the Loan Documents.

ERISA Compliance. Comply at all times with all applicable provisions of ERISA and the regulations and published interpretations thereunder.

NEGATIVE COVENANTS

As long as there remains any amount outstanding under the Notes or the Lender has any obligation to make Advances under the Revolving Loan Commitment, the Borrower shall not, unless waived in writing by the Lender:

Consolidation; Merger; Sale of Assets; Acquisitions. Consolidate with or merge into or with any other entity; or sell (other than sales of inventory in the ordinary course of business), transfer, lease or otherwise dispose of all or a substantial part of its assets; or acquire a substantial interest in another Person either through the purchase of all or substantially all of the assets of that Person or the purchase of a controlling equity interest in that Person.

Liens. Create, incur, assume or suffer to exist any Lien on any of its property, real or personal, except (a) Liens in favor of the Lender; (b) Liens disclosed to and approved of in writing by the Lender, including the liens of Willis D. Heim which are subordinate to the liens of the Lender pursuant to a subordination agreement dated as of February 1, 1996, the liens of WDH Investment Co. in real property and fixtures, and the liens represented by the financing statements disclosed in part 1 of Exhibit A of the Security Agreement;
(c) Liens for current taxes and assessments which are not yet due and payable; and (d) purchase money security interests.

Additional Indebtedness. Create, incur, assume or suffer to exist any indebtedness except: (a) indebtedness in favor of the Lender; (b) current liabilities incurred in the ordinary course of business; (c) indebtedness existing on the date of this Credit Agreement and disclosed to and approved of in writing by the Lender; and (d) purchase money indebtedness incurred in connection with the acquisition of fixed assets.

Guaranties. Assume, guarantee, endorse or otherwise become liable in connection with the indebtedness of any other person or entity except endorsements of negotiable instruments for deposit or collection in the ordinary course of business.

EVENTS OF DEFAULT AND REMEDIES

Events of Default. The term "Event of Default" shall mean any of the following events: The Borrower shall default in the payment when due, or if payable on demand, upon demand, of any principal or interest on the Notes; or

The Borrower shall default (other than a default in payment under subsection (a) above) in the due performance and observance of any of the covenants contained in any of the Loan Documents and such default shall continue unremedied for a period of thirty (30) days after notice from the Lender to the Borrower thereof; or

The Borrower or any Guarantor shall become insolvent or generally fail to pay or admit in writing its inability to pay its debts as they become due; or the Borrower or any Guarantor shall apply for, consent to, or acquiesce in the appointment of a trustee, receiver or other custodian for itself or any of its property, or make a general assignment for the benefit of its creditors; or a trustee, receiver or other custodian shall otherwise be appointed for the Borrower or any Guarantor or any assets of either; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding shall be commenced by or against the Borrower or any Guarantor; or the Borrower or any Guarantor shall take any corporate action to authorize, or in furtherance of, any of the foregoing; or

The Borrower shall default in the terms of its confirmed Plan of Reorganization; or

Any judgments, writs, warrants of attachment, executions or similar process (not undisputedly covered by insurance) in an aggregate amount in excess of $100,000.00 shall be issued or levied against the Borrower or any Guarantor or any assets of either and shall not be released, vacated or fully bonded prior to any sale and in any event within thirty (30) days after its issue or levy; or

Any garnishment, summons, writ of attachment, or other legal paper referring to the Borrower or any Guarantor shall be served on the Lender; or

The death of the Guarantor; or

Any representation or warranty set forth in this Credit Agreement or any other Loan Document shall be untrue in any material respect on the date as of which the facts set forth are stated or certified; or

The occurrence of any Material Adverse Occurrence; or

A Reportable Event (as defined under ERISA) shall have occurred.

Remedies. If an Event of Default described in Section 8.1(c) shall occur, the full unpaid balance of the Notes (outstanding balance plus accrued interest) and all other obligations of the Borrower to the Lender shall automatically be due and payable without declaration, notice, presentment, protest or demand of any kind (all of which are hereby expressly waived) and the obligation of the Lender to make additional Advances shall automatically terminate. If any other Event of Default shall occur and be continuing, the Lender may terminate its obligation to make additional Advances and may declare the outstanding balance of the Notes and all other obligations of the Borrower to the Lender to be due and payable without further notice, presentment, protest or demand of any kind (all of which are hereby expressly waived), whereupon the full unpaid amount of the Notes and all other obligations of the Borrower to the Lender shall become immediately due and payable. Upon any Event of Default, the Lender shall be entitled to exercise any and all rights and remedies available under any of the Loan Documents or otherwise available at law or in equity to collect the Notes and all other obligations of the Borrower to the Lender and to realize upon or otherwise pursue any and all Collateral and other security (including without limitation any and all guarantees) for the loans under this Credit Agreement.

MISCELLANEOUS

Waivers, Amendments. The provisions of the Loan Documents may from time to time be amended, modified, or waived, if such amendment, modification or waiver is in writing and signed by the Lender. No failure or delay on the part of the Lender or the holder(s) of the Notes in exercising any power or right under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances.

Notices. All communications and notices provided under this Credit Agreement shall be in writing and addressed or delivered to the Borrower or the Lender at their respective addresses shown on the first page hereof, or to any party at such other address as may be designated by such party in a written notice to the other parties. Such notices shall be delivered by any of the following means:
(i) mailing through the United States Postal Service, postage prepaid, by registered or certified mail, return receipt requested; (ii) delivery by reputable overnight delivery service including without limitation, and by way of example only: Federal Express, DHL, Airborne Express and Express Mail; or (iii) delivery by reputable private personal delivery service. Notices delivered in accordance with (i) above shall be deemed delivered the second Business Day after deposit in the mail; notices delivered in accordance with (ii) above shall be deemed delivered the first Business Day after delivery to the delivery service; and notices delivered in accordance with (iii) above shall be deemed delivered the same Business Day as that specified by the notifying party to the delivery service.

Costs and Expenses. The Borrower agrees to pay all expenses for the preparation of this Credit Agreement, including exhibits, and any amendments to this Credit Agreement as may from time to time hereafter be required, and the reasonable attorneys fees and legal expenses of counsel for the Lender, from time to time incurred in connection with the preparation and execution of this Credit Agreement and any document relevant to this Credit Agreement, any amendments hereto or thereto, and the consideration of legal questions relevant hereto and thereto. The Borrower agrees to reimburse Lender upon demand for, all reasonable out-of-pocket expenses (including attorneys fees and legal expenses) in connection with the Lender's enforcement of the obligations of the Borrower hereunder or under the Notes or any other of the Loan Documents, whether or not suit is commenced including, without limitation, attorneys fees, and legal expenses in connection with any appeal of a lower court's order or judgment. The obligations of the Borrower under this Section 9.3 shall survive any termination of this Credit Agreement.

Interest Limitation. All agreements between the Borrower and the Lender are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced or secured thereby or otherwise, shall the rate of interest charged or agreed to be charged to the Lender for the use, forbearance, loaning or detention of such indebtedness exceed the maximum permissible interest rate under applicable law ("Maximum Rate"). If for any reason or in any circumstance whatsoever fulfillment of any provision of this Credit Agreement and/or the Notes, any document securing or executed in connection herewith or therewith, or any other agreement between the Borrower and the Lender, at any time shall require or permit the interest rate applied thereunder to exceed the Maximum Rate, then the interest rate shall automatically be reduced to the Maximum Rate, and if the Lender should ever receive interest at a rate that would exceed the Maximum Rate, the amount of interest received which would be in excess of the amount receivable after applying the Maximum Rate to the balance of the outstanding obligation shall be applied to the reduction of the principal balance of the outstanding obligation for which the amount was paid and not to the payment of interest thereunder. This provision shall control every other provision of any and all agreements between the Borrower and the Lender and shall also be binding upon and applicable to any subsequent holder of the Notes.

Severability. Any provision of this Credit Agreement or any other of the Loan Documents executed pursuant hereto which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such portion or unenforceability without invalidating the remaining provisions of this Credit Agreement or such Loan Document or affecting the validity or enforceability of such provisions in any other jurisdiction.

Cross-References. References in this Credit Agreement or in any other of the Loan Documents executed pursuant hereto to any Section are, unless otherwise specified, to such Section of this Credit Agreement or such Loan Document, as the case may be.

Headings. The various headings of this Credit Agreement or of any other of the Loan Documents executed pursuant hereto are inserted for convenience only and shall not affect the meaning or interpretation of this Credit Agreement or such Loan Document or any provisions hereof or thereof.

Governing Law; Venue. Each of the Loan Documents shall be deemed to be a contract made under and governed by the laws of the State of Minnesota. The Borrower hereby consents to the personal jurisdiction of the state and federal courts located in the State of Minnesota in connection with any controversy related to this Credit Agreement and any other of the Loan Documents, waives any argument that venue in such forums is not convenient, and agrees that any litigation instigated by the Borrower against the Lender in connection herewith or therewith shall be venued in the federal or state court that has jurisdiction over matters arising in Minneapolis, Minnesota.

Successors and Assigns. This Credit Agreement shall be binding upon and shall inure to the benefit of the parities hereto and their respective successors and assigns, except that Borrower may not assign or transfer its rights hereunder without the prior written consent of Lender.

Recitals Incorporated. The recitals to this Credit Agreement are incorporated into and constitute an integral part of this Credit Agreement.

Multiple Counterparts. This Credit Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same instrument.

Prior Agreement Superseded. This Credit Agreement amends, restates, and supersedes in its entirety the Original Agreement, dated December 21, 1987, between the Borrower and the Lender and all obligations, liabilities and indebtedness of the Borrower incurred or arising thereunder shall be deemed to have been incurred and arising hereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

NORTH ATLANTIC TECHNOLOGIES, INC., a Minnesota corporation

By:
Its:

FIRST BANK NATIONAL ASSOCIATION,
a national banking association
By:
Its:


ACKNOWLEDGMENTS
STATE OF MINNESOTA  )
                    ) ss.
COUNTY OF __________)

     The foregoing instrument was acknowledged before me this _____ day of ____________, 1996, by __________________________________, the
________________________ of NORTH ATLANTIC TECHNOLOGIES, INC., a Minnesota corporation.



                                        Notary Public


STATE OF MINNESOTA  )
                    ) ss.
COUNTY OF HENNEPIN  )

     The foregoing instrument was acknowledged before me this _____ day of _____________, 1996, by _______________________________, the
______________________ of FIRST BANK NATIONAL ASSOCIATION, a national banking association.



                                        Notary Public